Exhibit 99.1

FOR IMMEDIATE RELEASE:

Contacts:	Alan Caminiti (Media)	914-701-8400
	Dan Loh (Investors)	914-701-8210

     Atlas Air Worldwide Holdings, Inc.
Designated to Join Russell 3000 Index

Purchase, N.Y., June 20, 2006 -- Atlas Air Worldwide Holdings, Inc. (AAWW) (Nasdaq: AAWW), a leading provider of global air cargo services, has been designated for membership in the Russell 3000® Index when the Russell Investment Group reconstitutes its family of U.S. indexes on June 30, according to a preliminary list of additions made public by the investment-services firm on June 16.

AAWW President and Chief Executive Officer Jeffrey H. Erickson said, “We expect our inclusion in the Russell index series to be another positive development for our shares and for our stockholders. It’s a great complement to our recent listing on NASDAQ, and it should stimulate even wider interest among investors in one of the leading players in the growing air cargo market.”

The Russell Investment Group’s indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for both active and passive investment strategies. An industry-leading $3.8 trillion in assets are currently benchmarked against the Russell indexes, with investment managers who oversee these funds purchasing shares of member stocks according to a company’s weighting in a particular index.

Each year at the end of May, the Russell Investment Group initiates a fresh review of its indexes in order to identify the 3,000 largest U.S. stocks, ranking them by total market capitalization to create the broad-market Russell 3000. The largest 1,000 companies in each annual ranking comprise the large-cap Russell 1000® Index while the remaining 2,000 companies become the widely used, small-cap Russell 2000® Index.

Final membership lists for the Russell indexes will be posted on www.russell.com on July 3.

AAWW, which has approximately 19.96 million shares outstanding, had a market capitalization of approximately $1.038 billion on May 31 based on a closing share price of $52.00. AAWW shares closed at $50.03 per share in NASDAQ trading on June 19.

About Atlas Air Worldwide Holdings, Inc.:

AAWW is the parent company of Atlas Air, Inc. (Atlas) and Polar Air Cargo, Inc. (Polar), which together operate the world’s largest fleet of Boeing 747 freighter aircraft.

AAWW, through its principal subsidiaries Atlas and Polar, offers scheduled air cargo service, cargo charters, military charters, and ACMI aircraft leasing in which customers receive a dedicated aircraft, crew, maintenance and insurance on a long-term lease basis.

AAWW’s press releases, SEC filings and other information may be accessed through the Company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect AAWW’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of AAWW and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our continued ability to remedy weaknesses in our internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; pending and future litigation; and other risks and uncertainties set forth from time to time in AAWW’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the Annual Report on Form 10-K filed by AAWW with the Securities and Exchange Commission on April 14, 2006. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed.

AAWW assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

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